                                                                     Exhibit 4.6

                      AMENDMENT TO SHAREHOLDER AGREEMENT


     THIS AMENDMENT TO SHAREHOLDER AGREEMENT is made and entered into as of the 25th day of June, 1996, by and among Wilsons The Leather Experts Inc., a Minnesota corporation (the "Company"), Leather Investors Limited Partnership I, a Minnesota limited partnership (the "First Limited Partnership"), Leather Investors Limited Partnership II, a Minnesota limited partnership (the "Second Limited Partnership" and, together with the First Limited Partnership, collectively, the "Limited Partnerships"), Joel Waller ("Waller") and David Rogers ("Rogers").

     WHEREAS, as of the date of this Agreement, the Company has outstanding (i) 4,800,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), 3,250,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), and 450,000 shares of Class C Common Stock, par value $.01 per share (the "Class C Common Stock" and, together with the Class A Common Stock, the Class B Common Stock and the common stock of the Company undesignated as to class, herein collectively called the "Common Stock"), and (ii) 7,405 shares of Series A Preferred Stock, par value $.01 per share (the "Preferred Stock") (the outstanding shares of Common Stock and Preferred Stock of the Company being hereinafter referred to as the "Shares"); and

     WHEREAS, the Company, the Limited Partnerships, the holders of all of the general and limited partnership interests in the Limited Partnerships, Waller, Rogers and certain other employees of the Company are parties to a Shareholder Agreement dated as of May 25, 1996 (the "Shareholder Agreement"), which, among other things, governs the transfer of the Shares and the outstanding general and limited partnership interests in the Limited Partnerships, gives the Company and certain other parties the right or obligation to purchase the Shares and such partnership interests in certain events, and grants, subject to certain exceptions, preemptive rights to certain parties in the event the Company issues shares of Common Stock or Preferred Stock (or options, warrants or other rights to purchase or subscribe for shares of Common Stock or Preferred Stock or securities convertible into shares of Common Stock or Preferred Stock); and

     WHEREAS, Section 6.4 of the Shareholder Agreement provides that the preemptive rights granted under the Shareholder Agreement do not apply to the grant of options to purchase Common Stock or the issuance of Common Stock to, or the exercise of options to purchase Common Stock by, any employees of the Company or any of its Subsidiaries; and

     WHEREAS, Section 12.4 of the Shareholder Agreement provides that it may be amended by a writing signed by the Company, the holders of at least 80% of the Shares of Common Stock then outstanding and the holders of a majority of the Shares of Preferred Stock then outstanding; and
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     WHEREAS, the First Limited Partnership, Waller and Rogers hold at least 80%
of the outstanding Shares of Common Stock, and the Second Limited Partnership holds all of the outstanding Shares of Preferred Stock; and

     WHEREAS, the Company, the Limited Partnerships, Waller and Rogers desire to amend the Shareholder Agreement to provide that the preemptive rights granted thereby shall not apply to, among other things, the grant to non-employee directors of the Company of options to purchase Common Stock or the issuance of shares of Common Stock upon the exercise of such options.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Clause (i) of Section 6.4 of the Shareholder Agreement is hereby amended in its entirety to read as follows:

     (i) the grant of options to purchase Common Stock or the issuance of Common Stock to, or the exercise of options to purchase Common Stock by, any employees or directors of the Company or any of its Subsidiaries,

     2. The Shareholder Agreement shall continue in full force and effect, unmodified except as expressly amended hereby.

     3. This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement, and shall be effective only if executed by each of the parties hereto and accepted and agreed to in writing by Melville Corporation.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                       WILSONS THE LEATHER EXPERTS
                                        INC.


                                       By /s/  DAVID L. ROGERS
                                         -------------------------
                                       Its     President
                                          ------------------------

                                      -2-
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                                       LEATHER INVESTORS LIMITED
                                        PARTNERSHIP I


                                       By    /s/  LYLE BERMAN
                                         -------------------------
                                          Name:  Lyle Berman
                                          Title: General Partner


                                       And    /s/  MORRIS GOLDFARB
                                          ------------------------
                                          Name:  Morris Goldfarb
                                          Title: General Partner


                                       LEATHER INVESTORS LIMITED
                                        PARTNERSHIP II


                                       By    /s/  LYLE BERMAN
                                         -------------------------
                                          Name:  Lyle Berman
                                          Title: General Partner


                                       And /s/  MORRIS GOLDFARB
                                          ------------------------
                                          Name:  Morris Goldfarb
                                          Title: General Partner


                                        /s/  JOEL WALLER
                                       ---------------------------
                                       Joel Waller


                                        /s/  DAVID ROGERS
                                       ---------------------------
                                       David Rogers

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